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                                                                      Exhibit 14

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Combined Proxy Statement/Prospectus on Form N-14 (the "Registration Statement") of our report dated January 13, 1998, relating to the financial statements and financial highlights appearing in the November 30, 1997 Annual Report to Shareholders of FMB Funds, Inc., which appears in such Statement of Additional Information. We also consent to the incorporation by reference in the Prospectuses and Statement of Additional Information of FMB Funds, Inc. dated March 28, 1997 of our report dated January 20, 1997, relating to the financial statements and financial highlights appearing in the November 30, 1996 Annual Report to Shareholders of FMB Funds, Inc., which Prospectuses and Statement of Additional Information are incorporated by reference into the Registration Statement. We also consent to the incorporation by reference in the Prospectuses and Statement of Additional Information of The Monitor Funds dated April 30, 1997 of our report dated February 14, 1997, relating to the financial statements and financial highlights appearing in December 31, 1996 Annual Report to Shareholders of The Monitor Funds, which Prospectuses and Statement of Additional Information are incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Statements" in the Prospectus dated March 28, 1997 for the FMB Funds, Inc., the Prospectus dated April 30, 1997 for The Monitor Funds and in the Combined Proxy Statement/Prospectus.

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
Philadelphia, PA
January 13, 1998